SCHEDULE 14A (Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant (X)
Filed by a Party other than the Registrant (			)
Check the appropriate box:
(	)	Preliminary Proxy Statement	( ) Confidential, for Use of the Commission Only (as permitted
(	)	Definitive Proxy Statement	by Rule 14a-6(e)(2))

(	)	Definitive Additional Materials

(X)Soliciting Material Under Rule 14a-12

VOYA MUTUAL FUNDS

(Name of Registrant as Specified in Its Charter)

________________________________________________________________

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

(X)No fee required.

( )	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)Title of each class of securities to which transaction applies:

(2)Aggregate number of securities to which transaction applies:

(3)Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined.):

(4)Proposed maximum aggregate value of transaction:

(5)Total fee paid:

(	)	Fee paid previously with preliminary materials:
(	)	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)Amount Previously Paid:

(2)Form, Schedule or Registration Statement No.:

(3)Filing Party:

(4)Date Filed:

Shareholder Name

Address 1

Address 2

Address 3

EXTREMELY IMPORTANT

Reference Number: Insert CFS ID

Re: Your investment in Voya Global Equity Dividend Fund

Dear Valued Shareholder:

We have been trying to contact you regarding a time-sensitive matter pertaining to your investment. This relates to an important initiative that may impact your account.

If we do not obtain enough votes to conduct the meeting, we may have to adjourn and continue to request shareholder participation to reach the required quorum. To avoid further costs of follow-up mailings, please exercise your right to vote on this matter.

Please call us toll-free at 1 800-708-7956 between 9:00 a.m. and 11:00 p.m. Eastern time Monday through Friday and 12:00 p.m. to 6:00 p.m. Eastern time Saturday. Kindly respond as soon as possible and be ready to provide the Reference Number listed above. The call will take only a few moments. No confidential information is required.

Thank you for investing with the Voya funds. We appreciate your participation in this shareholder vote.

Dina Santoro

President

Code Voya